SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 15, 2007
(Date of earliest event reported)

XECHEM INTERNATIONAL, INC.
(Exact name of registrant as specified in the charter)

Delaware (State or other jurisdiction of incorporation)	0-23788 (Commission File No.)	32-3284403 (IRS Employer Identification No.)

New Brunswick Technology Center
100 Jersey Avenue, Building B, Suite 310
New Brunswick, New Jersey 08901-3279
(Address of Principal Executive Offices)

(732) 247-3300
Registrant’s telephone number including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Xechem International, Inc., a Delaware Corporation (the “Company”) is filing this current Report on Form 8-K/A in order to amend its Current Report on Form 8-K filed on March 21, 2007 (SEC File No. 0-23788), and incorporated herein by reference, in response to a comment letter issued by the Securities and Exchange Commission dated March 22, 2007 and to clarify the disclosure.

Item 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 15, 2007, Xechem International, Inc. (the “Company”), engaged Bernstein & Pinchuk, LLP, certified public accountants (the “Accountant”) to serve as its independent registered public accounting firm. The Accountant replaces Moore Stephens, P.C., certified public accountants (“MS”).

On March 15, 2007, the Company provided notice to MS, its independent registered public accounting firm, that the Company was dismissing MS, with the recommendation and approval of the Audit Committee of the Company. The MS report on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2005, the years for which MS provided auditing services, each included an explanatory paragraph indicating that the Company had experienced operating losses and net working capital deficiencies and accumulated deficits that raised substantial doubt about the Company’s ability to continue as a going concern. The MS reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the term of the MS engagement and through March 15, 2007 (the “Reporting Period”), there had been no disagreements with MS on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of MS, would have caused MS to make reference to the subject matter in connection with their audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2005. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

During the last two completed fiscal years and the interim periods (through March 15, 2007) (the “Reporting Period”), neither the Company nor anyone on its behalf has consulted the Accountant regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with MS, as there were none.

The Company provided MS with a copy of this disclosure on March 23, 2007, requesting MS to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by MS in response to that request, dated March 27, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 EXHIBITS

16.1 Letter regarding change in certifying accountant, dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007
XECHEM INTERNATIONAL, INC.

	By:	/S/ Ramesh C. Pandey
Ramesh C. Pandey, Ph.D., Chief Executive Officer